BELL SPORTS CORP.

                                     CLASS C

                          INVESTMENT AND INCENTIVE PLAN

1. DEFINED TERMS

         Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain provisions relating to those terms.

2. IN GENERAL

         The Plan has been established to advance the interests of Bell by giving selected Employees, directors, consultants or advisers who are in a position to make significant contributions to the success of Bell equity-based incentives through the grant of Awards. No Awards may be granted under the Plan after August 31, 2008, but Awards granted prior to that date may extend beyond that date.

3. ADMINISTRATION

         The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication.


4. CLASS C SHARES SUBJECT TO THE PLAN

         A maximum of 50,000 Class C Shares may be issued under the Plan, subject to adjustment under Section 9. For purposes of the preceding sentence, Class C Shares that have been forfeited or repurchased by the Bell Sports Corp. or its designee in accordance with the terms of the applicable Award shall not be deemed to have been issued under the Plan. The number of Class C Shares issued under an Award shall be determined net of any previously acquired Class C Shares tendered by the Participant in payment of the purchase price or of withholding taxes. No fractional Class C Shares shall be issued under the Plan.

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5. ELIGIBILITY AND PARTICIPATION

         The Administrator will select Participants from among those key Employees, directors, consultants and advisers providing services to Bell who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of Bell.

6. AWARDS

         6.1. NATURE OF AWARD. An Award of Class C Shares (an "Award") entitles the recipient to acquire, for such purchase price (if any) as the Administrator may determine, Class C Shares subject to the restrictions described in Sections 6.4, 7 and 8 below.

         6.2. ACCEPTANCE AND PAYMENT. A Participant who is granted an Award will have no rights with respect to Class C Shares subject to such Award unless he or she accepts the Award in a manner acceptable to the Administrator, becomes a party to the Shareholders Agreement, and pays in full the specified purchase price, if any, of the Class C Shares covered by the Award. Payment may be in cash or by check acceptable to the Administrator, except as otherwise provided in the Award or as otherwise determined by the Administrator.

         6.3. RIGHTS AS A STOCKHOLDER. Subject to the restrictions described in Sections 6.4 and 7 through 9, the terms of the Shareholders Agreement, and any other conditions imposed by the Administrator in writing at the time the Award is granted, including any written deadline for acceptance of such Award, a Participant who receives Class C Shares under the Plan shall have all rights of a stockholder (including voting and distribution rights) with respect to such Class C Shares; PROVIDED, however, until a Participant's Class C Shares are vested, in accordance with the terms of the Plan, a Participant will not have the right to vote such Class C Shares. Cash or stock dividends and any other distribution received with respect to Class C Shares issued under the Plan shall be subject to the same terms, conditions and restrictions as those to which the Class C Shares are subject. Unless the Administrator otherwise determines, certificates evidencing Class C Shares subject to an Award will remain in the possession of Bell Sports Corp. until such Class C Shares are free of all restrictions under the Plan.

         6.4. VESTING RESTRICTIONS. The Administrator may make an Award of Class C Shares that will vest, subject to Sections 7 and 8, in the event of a Covered Transaction or Qualified Public Offering that satisfies the Return Hurdle, PROVIDED, HOWEVER, that such Class C Shares will vest in full on the seventh anniversary of the Award Date. The Administrator may, in its discretion, at any time accelerate the time at which the restrictions on all or any part of the Class C Shares will lapse.

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7. TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT OR SERVICE

         If the Participant suffers a termination of employment or service for any reason, Bell Sports Corp. or its designee shall have the right (but not the obligation) to purchase the Class C Shares originally subject to an Award, whether or not then vested, as provided below:

                  (1) In the case of termination of employment or service by reason of death or Disability, the price paid for the Class C Shares shall be equal to the greater of (i) the price paid for the Class C Shares and (ii) the Fair Market Value of the Class C Shares as of the Date of Termination.

                  (2) In the case of termination of employment or service (i) for Cause or (ii) other than for Cause, where the Participant accepts employment with a Competitor within one year of the Date of Termination, the purchase price Class C Shares shall be the lesser of
         (x) the price paid for the Class C Shares and (y) the Fair Market Value of the Class C Shares as of the Date of Termination.

                  (3) In the case of all other terminations of employment or service, (i) the purchase price for any Class C Shares that are vested as of the Date of Termination shall be the Fair Market Value of the Class C Shares as of the Date of Termination, and (ii) the purchase price for any Class C Shares that are unvested as of the Date of Termination shall be the lesser of (x) the price paid for the Class C Shares and (y) the Fair Market Value of the Class C Shares as of the Date of Termination.

         Bell Sports Corp. or its designee shall have the right to repurchase Class C Shares for 6 months after the Date of Termination, except in the case of a termination by reason of Disability, in which case the right to repurchase shall continue for 6 months after the end of the 180 day disability period. Payment for any Class C Shares so repurchased shall be made by Bell Sports Corp. or its designee at or before the end of such six month period, with interest at the rate of 7% per annum accruing from the date that notice of repurchase is provided to the Participant.

         Notwithstanding the foregoing, in the event of a Qualified Public Offering occurring prior to the Date of Termination, the obligation of the Participant to offer the Class C Shares to Bell for purchase pursuant to this
Section 7 shall terminate with respect to all vested Class C Shares.

8. BELL SPORTS CORP. CALL OPTION.

         Notwithstanding anything in this Plan to the contrary, Bell Sports Corp. or its designee shall have the right (but not the obligation) during the Call Period to purchase any Class C Shares originally subject to an Award which are unvested as of the date during the Call Period that notice of such repurchase is provided to the Participant. The purchase price for such Class C Shares shall be equal to the Fair Market Value of such Class C Shares as of the

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date that notice of repurchase is provided to the Participant. Payment for any
Class C Shares so repurchased shall be made by Bell Sports Corp. or its designee at or before the end of the Call Period, with interest at the rate of 7% per annum accruing from the date that notice of repurchase is provided to the Participant.

9. EFFECT OF CERTAIN TRANSACTIONS

         9.1. MERGERS, ETC. In the event of a Covered Transaction, all Awards, including for this purpose any property for which an Award has been exchanged or converted in the Covered Transaction, to the extent not fully vested or exercisable (including Awards subject to performance conditions not yet satisfied or determined) will be forfeited, as of the effective time of the Covered Transaction, if the Return Hurdle is not satisfied and the following rules shall apply:

                  (1) Subject to paragraph (b) below, the Administrator may in its sole discretion prior to the effective date of the Covered Transaction, remove the restrictions from each outstanding Share. If the Administrator does not do so with respect to any Award, however, such Award will terminate as of the date of the Covered Transaction.

                  (2) If an outstanding Award is subject to performance or other conditions (other than conditions relating only to the passage of time and continued employment) which will not have been satisfied at the time of the Covered Transaction, the Administrator may in its sole discretion remove such condition. If the Administrator does not do so, however, such Award will terminate as of the date of the Covered Transaction.

         The Administrator may in good faith provide in the case of any Award that the provisions of the preceding paragraph shall also apply to other transactions, not constituting a Covered Transaction, that involve the acquisition of Class C Shares.

         9.2. CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO CLASS C SHARES

                  (1) BASIC ADJUSTMENT PROVISIONS. In the event of a change in the capital structure of Bell Sports Corp., the Administrator, subject to Board approval, if required, may make appropriate adjustments to the maximum number of Class C Shares that may be issued under the Plan under Section 4 and may also make appropriate adjustments to the number and kind of Class C Shares or securities subject to Awards then outstanding, any purchase prices relating to Awards and any other provision of Awards affected by such change.

                  (2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (a) above to take into account distributions to the holders of Class C Shares other than normal distributions of operating cash flow, mergers, consolidations,

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         acquisitions, dispositions or similar transactions, or any other event
         (including a repurchase of Class C Shares), if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

                  (3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to Class C Shares shall be construed to include any Class C Shares or other securities resulting from an adjustment pursuant to Section 9.2(a) or 9.2(b) above.

10. AMENDMENT AND TERMINATION. Subject to the last sentence of Section 3, the Administrator, subject to Board approval, if required, may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards.

11. GENERAL PROVISIONS

                  (1) PERFORMANCE OBJECTIVES. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by Bell or others that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award.

                  (2) ALTERNATIVE SETTLEMENT. The Administrator retains the right, provided the holder of the Award consents, at any time to extinguish rights under an Award in exchange for payment in cash or other property on such terms as the Administrator determines.

                  (3) TRANSFERABILITY OF AWARDS. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution.

                  (4) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary or advisable. The Administrator may, but need not, hold back Class C Shares from an Award or permit a Participant to tender previously owned Class C Shares (at the then Fair Market Value) in satisfaction of tax withholding requirements.

                  (5) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with Bell, or any rights as a stockholder except as to Class C Shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event

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         of termination of employment or service for any reason, even if the termination is in violation of an obligation of Bell to the Participant.

                  (6) RIGHTS ENFORCEABLE AGAINST BELL. All rights to purchase Class C Shares under the Plan shall be exercisable or enforceable solely against Bell.

                  (7) NON-LIMITATION OF BELL'S RIGHTS. The existence of the Plan or the grant of any Award shall not in any way affect Bell's right to award a person bonuses or other compensation in addition to Awards under the Plan.

                  (8) GOVERNING LAW. The Plan shall be construed in accordance with the laws of the State of Delaware. (1)

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                                   EXHIBIT A

                               DEFINITION OF TERMS

         The following terms, when used in the Plan, shall have the meanings and the Plan be subject to the provisions set forth below:

         "ADMINISTRATOR": The Committee, if one has been appointed; otherwise the Board.

         "AFFILIATE": Any corporation or other entity in which Bell Sports Corp. owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

         "AWARD":  Awards of Class C Shares described in Section 6.

         "AWARD DATE":  The date on which an Award is granted.

         "BELL":   Bell Sports Corp. and the Affiliates, or any of them.

         "BELL SPORTS CORP.":  Bell Sports Corp., a Delaware corporation.

         "BOARD":  The Board of Directors of Bell Sports Corp.

         "CALL PERIOD": The period beginning on the first day of the Fiscal Year ending in 2005 and ending on the day before the seventh anniversary of the Award Date.

         "CAUSE": Any of the following as determined by the Board in its reasonable judgment, (i) the Participant's failure to perform (other than by reason of Disability), or material negligence in the performance of, the Participant's duties and responsibilities to Bell, (ii) a material breach by the Participant of any provisions of any employment agreement between the Participant and Bell, or (iii) other conduct by the Participant that is materially harmful to the business, interests or reputation of Bell.

         "CLASS A SHARES": Shares of Class A Common Stock, par value $.01 per share, of Bell Sports Corp.

         "CLASS C SHARES": Shares of Class C Common Stock, par value $.01 per share, of Bell Sports Corp.

         "COMMITTEE": A committee of the Board charged with the responsibility of administering the Plan.
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         "COMPETITOR": As determined by the Administrator in its sole discretion, a manufacturer of products manufactured or sold by the Company.

         "COVERED TRANSACTION": (i) a consolidation, sale or merger in which Bell Sports Corp. does not survive as an entity or which results in the acquisition of substantially all of the Class A Shares by a single person or entity or by a group of persons and/or entities acting in concert, provided that such consolidation, sale or merger results in a change of at least 50.1% in voting control of Bell Sports Corp. or (ii) a sale or transfer of all or substantially all of Bell Sports Corp.'s assets.

         "DATE OF TERMINATION": the last date a Participant was actively employed or actively providing services to Bell.

         "DISABILITY": Participant is totally disabled from working for a period of 180 consecutive days; has become eligible for coverage under Bell's long-term disability plan (as in effect from time to time) and such disability is certified in writing by the Participant's attending physician and, if requested by Bell, a physician selected by Bell.

         "EMPLOYEE":  Any person who is employed by Bell.

         "FAIR MARKET VALUE": Fair market value as determined at least annually by the Administrator in its sole discretion.

         "FISCAL YEAR": Bell Sports Corp.'s fiscal year ending the last Saturday in June of each year.

         "INVESTORS": Brentwood Associates Buyout Fund II, L.P. and Charlesbank Equity Fund IV, Limited Partnership.

         "IRR": an internal rate of return to the Investors equal to the percentage per annum, compounded quarterly, on the total amount of capital contributed (including capital provided in the form of an extension of credit or an advance of funds) by the Investors to Bell, commencing on the date of the Investors' first purchase of equity, extension of credit or advance of funds, taking into account the timing and amounts of all dividends, interest payments or other distributions from Bell, and all contributions to capital and investments in Bell by the Investors, PROVIDED THAT such rate of return shall be adjusted in good faith by the Board in its sole discretion in the event of any merger, acquisition, consolidation, sale of assets, recapitalization, contribution of capital to, or redemption of stock of, Bell, or any other event that the Board deems relevant to the calculation of such return.
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         "PARTICIPANT": An Employee, director, consultant or advisor who is granted an Award under the Plan.

         "PLAN": Bell Sports Corp. Class C Investment and Incentive Plan as from time to time amended and in effect.

         "QUALIFIED PUBLIC OFFERING": A public offering of shares of the Bell Sports Corp.'s Class A Shares after which the Investors will have sold 30% of the Class A Shares for which they originally subscribed.

         "RETURN HURDLE": A return to the Investors of cash such that, taking into account all contributions and payments made by or to the Investors through the date of the Covered Transaction or Qualified Public Offering, the Investors shall have (i) earned a 30% IRR AND (ii) a Return on Equity of 4.0x.

         "RETURN ON EQUITY": net income DIVIDED BY average stockholders' equity.

         "SHAREHOLDERS AGREEMENT": Shareholders Agreement among Bell Sports Corp. and the stockholders, named therein, as in effect from time to time.